                                 The Registrant requests that the registration
                                        statement become effective immediately
                              upon filing pursuant to Securities Act Rule 462.

    As filed with the Securities and Exchange Commission on March 17, 1995
                                                             File No. 33-_____
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                          SOUTHWEST GAS CORPORATION
            (Exact name of Registrant as specified in its charter)

                  California                            88-0085720
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification Number)

           5241 Spring Mountain Road
                P.O. Box 98510
               Las Vegas, Nevada                        89193-8510
    (Address of principal executive offices)            (Zip Code)

             SOUTHWEST GAS CORPORATION EMPLOYEES' INVESTMENT PLAN
                          (Full title of the plan)

                               GEORGE C. BIEHL
                Senior Vice President/Chief Financial Officer
                          Southwest Gas Corporation
                          5241 Spring Mountain Road
                               P.O. Box 98510
                         Las Vegas, Nevada 89193-8510
                   (Name and address of agent for service)

                                (702) 876-7237
        (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE
                                         -------------------------------

                                                Amount        Proposed maximum    Proposed maximum     Amount of
                                                to be        offering price per       aggregate      Registration
Title of securities being registered      registered (1)(2)      share(3)         offering price(3)       fee
- ------------------------------------      -----------------  ------------------   -----------------  ------------
Common Stock ($1 par value)                 800,000 shares         $14 15/16         $11,950,000       $4,120.72

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the account of participants.

(3) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for March 16, 1995.

AS PERMITTED BY RULE 429, THE PROSPECTUS WITH RESPECT TO THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (33-35637).

==============================================================================

                                  PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and the Southwest Gas Corporation Employees' Investment Plan Annual Report on Form 11-K for the year ended December 31, 1993.

          (b) Description of Registrant's Common Stock contained in Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Robert M. Johnson, Esq., as Associate General Counsel for Registrant, has given an opinion to the Securities and Exchange Commission upon the validity of the shares of Common Stock registered.

          The financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included in the Annual Report on Form 10-K for the year ended December 31, 1994, and the Southwest Gas Corporation Employees' Investment Plan Annual Report on Form 11-K for the year ended December 31, 1993, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the California Corporations Code and Registrant's Articles of Incorporation and Bylaws, directors and officers of Registrant are generally indemnified against judgments, expenses and other amounts actually and reasonable incurred by or imposed upon them in connection with or arising out of any action in which they were or are parties or are threatened to be made parties by reason of their being or having been a director or officer of Registrant. In addition, Registrant has entered into indemnity agreements with certain officers and directors pursuant to which such officers and directors are indemnified to the full extent permitted by California law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

    4.1   Amended and Restated Southwest Gas Corporation Employees' Investment
          Plan
    4.2   Trust Agreement between the Plan and Bank of America-Nevada
    5.1 Opinion of Counsel of Southwest regarding legality of the securities to be registered
   23.1   Consent of Arthur Andersen LLP
   23.2   Consent of Counsel of Southwest (included in opinion filed as
          Exhibit 5.1 to this Registration Statement)
   24.1 Powers of Attorney (included on pages S-4 and S-5 of this Registration Statement)
__________

          In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, Registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (IRS) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such posteffective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such posteffective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 1995.

                             SOUTHWEST GAS CORPORATION

                             By       /s/  MICHAEL O. MAFFIE
                                -------------------------------------
                                           Michael O. Maffie
                                President and Chief Executive Officer

                                  SIGNATURES

          Each person whose signature appears below constitutes and appoints Michael O. Maffie and Thomas J. Trimble his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary and requisite to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


          Signature                       Title                       Date
          ---------                       -----                       ----


 /s/  MICHAEL O. MAFFIE          Director, President and           March 6, 1995
- -----------------------------    Chief Executive Officer
     (Michael O. Maffie)      (Principal Executive Officer)

 /s/   GEORGE C. BIEHL         Senior Vice President and           March 6, 1995
- -----------------------------    Chief Financial Officer
      (George C. Biehl)       (Principal Financial Officer)

 /s/   EDWARD A. JANOV            Controller and Chief             March 6, 1995
- -----------------------------      Accounting Officer
      (Edward A. Janov)       (Principal Accounting Officer)

 /s/  RALPH C. BATASTINI                Director                   March 6, 1995
- -----------------------------
     (Ralph C. Batastini)


 /s/  MANUEL J. CORTEZ                  Director                   March 6, 1995
- -----------------------------
     (Manuel J. Cortez)


 /s/    LLOYD T. DYER                   Director                   March 6, 1995
- -----------------------------
       (Lloyd T. Dyer)


 /s/   KENNY C. GUINN             Chairman of the Board            March 6, 1995
- -----------------------------         of Directors
      (Kenny C. Guinn)


 /s/ THOMAS Y. HARTLEY                  Director                   March 6, 1995
- -----------------------------
    (Thomas Y. Hartley)


          Signature                       Title                       Date
          ---------                       -----                       ----


 /s/   MICHAEL B. JAGER                 Director                 March 6, 1995
- -----------------------------
      (Michael B. Jager)


                                        Director
- -----------------------------
      (Leonard R. Judd)


 /s/  JAMES R. LINCICOME                Director                 March 6, 1995
- -----------------------------
     (James R. Lincicome)


 /s/  CAROLYN M. SPARKS                 Director                 March 6, 1995
- -----------------------------
     (Carolyn M. Sparks)


 /s/   ROBERT S. SUNDT                  Director                 March 6, 1995
- -----------------------------
      (Robert S. Sundt)


                                   THE PLAN

          Each person whose signature appears below constitutes and appoints Michael O. Maffie and Thomas J. Trimble his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary and requisite to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, the Southwest Gas Corporation Employees' Investment Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 1995.


                          SOUTHWEST GAS CORPORATION
                          EMPLOYEES' INVESTMENT PLAN
                                  COMMITTEE


                         /s/  MICHAEL O. MAFFIE
                       -------------------------------
                              Michael O. Maffie


                         /s/   GEORGE C. BIEHL
                       -------------------------------
                               George C. Biehl


                         /s/  MARTHA A. MCDONALD
                       -------------------------------
                              Martha A. McDonald


                         /s/  THOMAS J. TRIMBLE
                       -------------------------------
                              Thomas J. Trimble

                                      S-5